Tenable Announces Fourth Quarter and Full Year 2022 Financial Results
•Added 571 new enterprise platform customers and 140 net new six-figure enterprise platform customers in the fourth quarter.
•Fourth quarter revenue of $184.6 million, up 24% year-over-year; Full year revenue of $683.2 million, up 26% year-over-year.
•Fourth quarter calculated current billings of $238.9 million, up 23% year-over year; Full year calculated current billings of $776.9 million, up 26% year-over-year.
•Full year net cash provided by operating activities of $131.2 million; Unlevered free cash flow of $128.1 million.
COLUMBIA, Maryland, February 7, 2023 — Tenable Holdings, Inc. (“Tenable”) (Nasdaq: TENB), the Exposure Management company, today announced financial results for the quarter and year ended December 31, 2022.
“We are very pleased with our Q4 results as we exceeded our expectations on the top and bottom line," said Amit Yoran, Chairman and CEO of Tenable. "We are seeing incredible traction with Tenable One, which helps customers understand and reduce risk across the interconnected attack surface. Product innovation, coupled with continued focus on financial performance, including strong free cash flow generation, position us well in this fluid market.”
Fourth Quarter 2022 Financial Highlights
•Revenue was $184.6 million, a 24% increase year-over-year.
•Calculated current billings was $238.9 million, a 23% increase year-over-year.
•GAAP loss from operations was $14.1 million, compared to a loss of $12.9 million in the fourth quarter of 2021.
•Non-GAAP income from operations was $19.9 million, compared to $11.9 million in the fourth quarter of 2021.
•GAAP net loss was $21.5 million, compared to a loss of $11.0 million in the fourth quarter of 2021.
•GAAP net loss per share was $0.19, compared to a loss per share of $0.10 in the fourth quarter of 2021.
•Non-GAAP net income was $14.2 million, compared to $5.9 million in the fourth quarter of 2021.
•Non-GAAP diluted earnings per share was $0.12, compared to $0.05 in the fourth quarter of 2021.
•Net cash provided by operating activities was $31.9 million, compared to $22.0 million in the fourth quarter of 2021.
•Unlevered free cash flow was $32.1 million, compared to $22.4 million in the fourth quarter of 2021.
Full Year 2022 Financial Highlights
•Revenue was $683.2 million, a 26% increase year-over-year.
•Calculated current billings was $776.9 million, a 26% increase year-over-year.
•GAAP loss from operations was $67.8 million, compared to a loss of $41.8 million in 2021.
•Non-GAAP income from operations was $67.7 million, compared to $51.0 million in 2021.
•GAAP net loss was $92.2 million, compared to a loss of $46.7 million in 2021.
•GAAP net loss per share was $0.83, compared to a loss per share of $0.44 in 2021.
•Non-GAAP net income was $44.3 million, compared to $38.9 million in 2021.
•Non-GAAP diluted earnings per share was $0.38, compared to $0.34 in 2021.
•Cash and cash equivalents and short-term investments were $567.4 million at December 31, 2022, compared to $512.3 million at December 31, 2021.
•Net cash provided by operating activities was $131.2 million, compared to $96.8 million in 2021.
•Unlevered free cash flow was $128.1 million, compared to $95.2 million in 2021.
Fourth Quarter 2022 and Recent Business Highlights
•Added 571 new enterprise platform customers and 140 net new six-figure customers.

•Ranked number one in Worldwide 2021 market share for device VM by IDC for the fourth consecutive year in their Worldwide Device Vulnerability Market Shares, 2021: The Stakes are High, doc #US48506622 December 2022 report.
•Introduced Tenable.ad Secure Relay enhancing identity security capabilities for cloud and hybrid environments.
•Enhanced CSPM capabilities with Tenable.cs including expanded reporting and policy coverage to deliver more protection against cloud misconfigurations.
•Formed the Tenable Research Alliance Program for vulnerability intelligence sharing to help open source communities create a more secure software supply chain, which included inaugural members AlmaLinux, Canonical, CIQ, GreyNoise and TuxCare.
•Issued Tenable Research on telemetry findings on Log4j remediation rates and challenges.
Financial Outlook
For the first quarter of 2023, we currently expect:
•Revenue in the range of $186.0 million to $188.0 million.
•Non-GAAP income from operations in the range of $9.0 million to $10.0 million.
•Non-GAAP net income in the range of $3.0 million to $4.0 million, assuming interest expense of $7.5 million and a provision for income taxes of $2.1 million.
•Non-GAAP diluted earnings per share in the range of $0.02 to $0.03.
•120.0 million diluted weighted average shares outstanding.
For the year ending December 31, 2023, we currently expect:
•Calculated current billings in the range of $915.0 million to $925.0 million.
•Revenue in the range of $800.0 million to $810.0 million.
•Non-GAAP income from operations in the range of $86.0 million to $91.0 million.
•Non-GAAP net income in the range of $63.0 million to $68.0 million, assuming interest expense of $31.3 million and a provision for income taxes of $9.3 million.
•Non-GAAP diluted earnings per share in the range of $0.52 to $0.56.
•122.0 million diluted weighted average shares outstanding.
•Unlevered free cash flow in the range of $175.0 million to $180.0 million.
Conference Call Information
Tenable will host a conference call today, February 7, 2023, at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. An archived replay of the live broadcast will be available on the Investor Relations page of the website following the call.
About Tenable
Tenable® is the Exposure Management company. Approximately 43,000 organizations around the globe rely on Tenable to understand and reduce cyber risk. As the creator of Nessus®, Tenable extended its expertise in vulnerabilities to deliver the world’s first platform to see and secure any digital asset on any computing platform. Tenable customers include approximately 60 percent of the Fortune 500, approximately 40 percent of the Global 2000, and large government agencies. Learn more at tenable.com.
Contact Information
Investor Relations
investors@tenable.com
Media Relations
tenablepr@tenable.com

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” "believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance the overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We include these non-GAAP financial measures to present our financial performance using a management view and because we believe that these measures provide an additional comparison of our core financial performance over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. We believe that calculated current billings is a key metric to measure our periodic performance. Given that most of our customers pay in advance (including multi-year contracts), but we generally recognize the related revenue ratably over time, we use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. We believe that calculated current billings, which excludes deferred revenue for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another.
Free Cash Flow and Unlevered Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less purchases of property and equipment and capitalized software development costs. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment and capitalized software development costs, for investment in our business and to make acquisitions. We believe that free cash flow is useful as a liquidity measure because it measures our ability to generate or use cash. We define unlevered free cash flow as free cash flow plus cash paid for interest and other financing costs. We believe unlevered free cash flow is useful as a liquidity measure as it measures the cash that is available to invest in our business and meet our current debt obligations and future financing needs. However, given our debt obligations, non-cancelable commitments and other contractual obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Non-GAAP Income from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation, acquisition-related expenses, costs related to the intra-entity asset transfers resulting from the internal restructuring of legal entities and amortization of acquired intangible assets. Acquisition-related expenses include transaction expenses and costs related to the intercompany transfer of acquired intellectual property.
Non-GAAP Net Income and Non-GAAP Earnings Per Share: We define non-GAAP net income as GAAP net loss, excluding the effect of stock-based compensation, acquisition-related expenses and amortization of acquired intangible assets, including the applicable tax impacts. In addition, we exclude the tax impact and related costs of intra-entity asset transfers resulting from the internal restructuring of legal entities as well as deferred income tax benefits recognized in connection with acquisitions. We use non-GAAP net income to calculate non-GAAP earnings per share.
Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of acquired intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation, acquisition-related expenses and costs related to intra-entity asset transfers resulting from the internal restructuring of legal entities.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2022	2021	2022	2021
Revenue	$184,631	$149,018	$683,191	$541,130
Cost of revenue(1)	45,240	30,836	154,789	106,396
Gross profit	139,391	118,182	528,402	434,734
Operating expenses:
Sales and marketing(1)	91,311	77,485	349,430	270,158
Research and development(1)	36,911	30,718	143,560	116,432
General and administrative(1)	25,258	22,846	103,227	89,912
Total operating expenses	153,480	131,049	596,217	476,502
Loss from operations	(14,089)	(12,867)	(67,815)	(41,768)
Interest income	3,538	282	6,284	606
Interest expense	(6,755)	(3,629)	(19,001)	(7,502)
Other income (expense), net	123	(605)	(4,757)	(1,965)
Loss before income taxes	(17,183)	(16,819)	(85,289)	(50,629)
Provision (benefit) for income taxes	4,304	(5,774)	6,933	(3,952)
Net loss	$(21,487)	$(11,045)	$(92,222)	$(46,677)

Net loss per share, basic and diluted	$(0.19)	$(0.10)	$(0.83)	$(0.44)
Weighted-average shares used to compute net loss per share, basic and diluted	112,742	108,235	111,321	106,387
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cost of revenue	$2,401	$1,110	$8,369	$4,446
Sales and marketing	12,963	7,908	49,383	29,410
Research and development	8,205	5,674	31,499	20,593
General and administrative	7,110	6,380	31,382	24,956
Total stock-based compensation	$30,679	$21,072	$120,633	$79,405

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,
(in thousands, except per share data)	2022	2021
Assets
Current assets:
Cash and cash equivalents	$300,866	$278,000
Short-term investments	266,569	234,292
Accounts receivable (net of allowance for doubtful accounts of $1,400 and $524 at December 31, 2022 and 2021, respectively)	187,341	136,601
Deferred commissions	44,270	40,311
Prepaid expenses and other current assets	58,121	60,234
Total current assets	857,167	749,438
Property and equipment, net	46,726	36,833
Deferred commissions (net of current portion)	67,238	59,638
Operating lease right-of-use assets	38,495	38,530
Acquired intangible assets, net	75,376	71,536
Goodwill	316,520	261,614
Other assets	38,008	31,230
Total assets	$1,439,530	$1,248,819

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$18,722	$16,254
Accrued compensation	52,620	54,051
Deferred revenue	502,115	407,498
Operating lease liabilities	5,821	2,320
Other current liabilities	4,882	3,759
Total current liabilities	584,160	483,882
Deferred revenue (net of current portion)	162,487	123,387
Term loan, net of issuance costs (net of current portion)	361,970	364,728
Operating lease liabilities (net of current portion)	52,611	55,046
Other liabilities	7,436	6,463
Total liabilities	1,168,664	1,033,506
Stockholders’ equity:
Common stock (par value: $0.01; 500,000 shares authorized, 113,056 and 108,929 shares issued and outstanding at December 31, 2022 and 2021, respectively)	1,131	1,089
Additional paid-in capital	1,017,837	869,059
Accumulated other comprehensive loss	(1,351)	(306)
Accumulated deficit	(746,751)	(654,529)
Total stockholders’ equity	270,866	215,313
Total liabilities and stockholders' equity	$1,439,530	$1,248,819

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Year Ended December 31,
(in thousands)	2022	2021
Cash flows from operating activities:
Net loss	$(92,222)	$(46,677)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred income taxes	(2,781)	(10,468)
Depreciation and amortization	22,194	16,170
Stock-based compensation	120,633	79,405
Other	5,504	3,915
Changes in operating assets and liabilities:
Accounts receivable	(51,256)	(17,228)
Prepaid expenses and other assets	(2,929)	(46,207)
Accounts payable, accrued expenses and accrued compensation	409	24,330
Deferred revenue	132,622	92,486
Other current and noncurrent liabilities	(1,023)	1,039
Net cash provided by operating activities	131,151	96,765

Cash flows from investing activities:
Purchases of property and equipment	(9,359)	(3,887)
Capitalized software development costs	(9,789)	(2,674)
Purchases of short-term investments	(266,693)	(282,438)
Sales and maturities of short-term investments	234,569	160,874
Purchases of other investments	(10,000)	(5,000)
Business combinations, net of cash acquired	(66,767)	(258,465)
Net cash used in investing activities	(128,039)	(391,590)

Cash flows from financing activities:
Payments on term loan	(3,750)	—
Proceeds from term loan	—	375,000
Credit facility issuance costs	—	(9,348)
Proceeds from stock issued in connection with the employee stock purchase plan	14,791	13,736
Proceeds from the exercise of stock options	11,721	18,268
Other financing activities	556	(10)
Net cash provided by financing activities	23,318	397,646
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(3,835)	(3,013)
Net increase in cash and cash equivalents and restricted cash	22,595	99,808
Cash and cash equivalents and restricted cash at beginning of year	278,271	178,463
Cash and cash equivalents and restricted cash at end of year	$300,866	$278,271

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Subscription revenue	$166,253	$132,298	$612,510	$476,023
Perpetual license and maintenance revenue	12,485	12,612	50,699	50,333
Professional services and other revenue	5,893	4,108	19,982	14,774
Revenue(1)	$184,631	$149,018	$683,191	$541,130
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software (both recognized ratably over the subscription term and upon delivery) and cloud-based solutions and maintenance associated with perpetual licenses, represented 95% of revenue in the three months and years ended December 31, 2022 and 2021.

Calculated Current Billings	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Revenue	$184,631	$149,018	$683,191	$541,130
Deferred revenue (current), end of period	502,115	407,498	502,115	407,498
Deferred revenue (current), beginning of period(1)	(447,863)	(362,496)	(408,443)	(331,462)
Calculated current billings	$238,883	$194,020	$776,863	$617,166
_______________
(1)    Deferred revenue (current), beginning of period for the three months ended December 31, 2021 and year ended December 31, 2022 and 2021 includes $0.2 million, $0.9 million and $2.6 million, respectively, related to acquired deferred revenue.

Free Cash Flow and Unlevered Free Cash Flow	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$31,918	$21,972	$131,151	$96,765
Purchases of property and equipment	(4,227)	(916)	(9,359)	(3,887)
Capitalized software development costs(1)	(1,011)	(1,876)	(9,789)	(2,674)
Free cash flow(2)	26,680	19,180	112,003	90,204
Cash paid for interest and other financing costs	5,428	3,214	16,047	4,978
Unlevered free cash flow(2)	$32,108	$22,394	$128,050	$95,182
________________
(1)    Capitalized software development costs were previously included in purchases of property and equipment.
(2)    Free cash flow and unlevered free cash flow for the periods presented were impacted by:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Employee stock purchase plan activity	$5,375	$4,391	$837	$(283)
Acquisition-related expenses	(260)	(2,873)	(2,655)	(6,464)
Costs related to intra-entity asset transfers	—	—	(838)	—
Tax payment on intra-entity asset transfers	—	—	(2,697)	(2,808)
Capital expenditures related to new headquarters	—	—	—	(928)
Free cash flow and unlevered free cash flow for the year ended December 31, 2022 were benefited by approximately $8 million from prepayments of software subscription costs, insurance and rent made in December 2021. These prepayments were offset by a benefit of approximately $4 million and $15 million, respectively, for the three months and year ended December 31, 2021 from similar prepayments made in 2020.

Non-GAAP Income from Operations and Non-GAAP Operating Margin	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2022	2021	2022	2021
Loss from operations	$(14,089)	$(12,867)	$(67,815)	$(41,768)
Stock-based compensation	30,679	21,072	120,633	79,405
Acquisition-related expenses	266	931	2,642	6,901
Costs related to intra-entity asset transfers	—	—	838	—
Amortization of acquired intangible assets	3,080	2,743	11,372	6,447
Non-GAAP income from operations	$19,936	$11,879	$67,670	$50,985
Operating margin	(8)%	(9)%	(10)%	(8)%
Non-GAAP operating margin	11%	8%	10%	9%

Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2022	2021	2022	2021
Net loss	$(21,487)	$(11,045)	$(92,222)	$(46,677)
Stock-based compensation	30,679	21,072	120,633	79,405
Tax impact of stock-based compensation(1)	531	1,116	2,103	617
Acquisition-related expenses(2)	266	931	2,642	6,901
Costs related to intra-entity asset transfers(3)	—	—	838	—
Amortization of acquired intangible assets(4)	3,080	2,743	11,372	6,447
Tax impact of acquisitions(5)	604	(8,877)	(3,703)	(10,560)
Tax impact of intra-entity asset transfers(6)	531	—	2,652	2,808
Non-GAAP net income	$14,204	$5,940	$44,315	$38,941

Net loss per share, diluted	$(0.19)	$(0.10)	$(0.83)	$(0.44)
Stock-based compensation	0.27	0.19	1.08	0.75
Tax impact of stock-based compensation(1)	—	0.01	0.02	0.01
Acquisition-related expenses(2)	—	0.01	0.02	0.06
Costs related to intra-entity asset transfers(3)	—	—	0.01	—
Amortization of acquired intangible assets(4)	0.03	0.02	0.10	0.06
Tax impact of acquisitions(5)	0.01	(0.08)	(0.03)	(0.10)
Tax impact of intra-entity asset transfers(6)	0.01	—	0.03	0.03
Adjustment to diluted earnings per share(7)	(0.01)	—	(0.02)	(0.03)
Non-GAAP earnings per share, diluted	$0.12	$0.05	$0.38	$0.34

Weighted-average shares used to compute GAAP net loss per share, diluted	112,742	108,235	111,321	106,387

Weighted-average shares used to compute non-GAAP earnings per share, diluted	117,546	116,466	117,534	114,825
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for the applicable tax jurisdictions.
(2)    The tax impact of acquisition-related expenses is not material.
(3)    The costs related to the intra-entity asset transfers resulted from our internal restructuring of Cymptom.
(4)    The tax impact of the amortization of acquired intangible assets is included in the tax impact of acquisitions.

(5)    The tax impact of acquisitions in the three months ended December 31, 2022 includes $0.6 million of deferred tax expense related to the Alsid acquisition. The tax impact of acquisitions for the year ended December 31, 2022 includes a deferred tax benefit of $1.2 million related to Alsid and a reversal of the $2.5 million income tax benefit recognized for GAAP purposes related to the partial release of our valuation allowance associated with the Bit Discovery acquisition. The tax impact of acquisitions for the three months ended December 31, 2021 includes a reversal of the $7.9 million income tax benefit recognized for GAAP purposes related to the partial release of our valuation allowance and a $0.9 million benefit related to Alsid. The tax impact of acquisitions in the year ended December 31, 2021 includes a reversal of the $7.9 million income tax benefit recognized for GAAP purposes related to the partial release of our valuation allowance and a $2.6 million benefit related to Alsid.
(6)    The tax impact of the intra-entity transfers are related to current tax expense based on the applicable Israeli tax rates resulting from our internal restructuring of Cymptom in the three months and year ended December 31, 2022 and Indegy in the year ended December 31, 2021.
(7)    An adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2022	2021	2022	2021
Gross profit	$139,391	$118,182	$528,402	$434,734
Stock-based compensation	2,401	1,110	8,369	4,446
Amortization of acquired intangible assets	3,080	2,743	11,372	6,447
Non-GAAP gross profit	$144,872	$122,035	$548,143	$445,627
Gross margin	75%	79%	77%	80%
Non-GAAP gross margin	78%	82%	80%	82%

Non-GAAP Sales and Marketing Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2022	2021	2022	2021
Sales and marketing expense	$91,311	$77,485	$349,430	$270,158
Less: Stock-based compensation	12,963	7,908	49,383	29,410
Less: Acquisition-related expenses	—	119	15	119
Non-GAAP sales and marketing expense	$78,348	$69,458	$300,032	$240,629
Non-GAAP sales and marketing expense % of revenue	42%	47%	44%	44%

Non-GAAP Research and Development Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2022	2021	2022	2021
Research and development expense	$36,911	$30,718	$143,560	$116,432
Less: Stock-based compensation	8,205	5,674	31,499	20,593
Less: Acquisition-related expenses	—	139	46	139
Non-GAAP research and development expense	$28,706	$24,905	$112,015	$95,700
Non-GAAP research and development expense % of revenue	16%	17%	16%	18%

Non-GAAP General and Administrative Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2022	2021	2022	2021
General and administrative expense	$25,258	$22,846	$103,227	$89,912
Less: Stock-based compensation	7,110	6,380	31,382	24,956
Less: Acquisition-related expenses	266	673	2,581	6,643
Less: Costs related to intra-entity asset transfers	—	—	838	—
Non-GAAP general and administrative expense	$17,882	$15,793	$68,426	$58,313
Non-GAAP general and administrative expense % of revenue	10%	11%	10%	11%

The following adjustments to reconcile forecasted non-GAAP income from operations, non-GAAP net income, non-GAAP earnings per share, free cash flow and unlevered free cash flow are subject to a number of uncertainties and assumptions, each of which are inherently difficult to forecast. As a result, actual adjustments and GAAP results may differ materially.

Forecasted Non-GAAP Income from Operations	Three Months Ended March 31, 2023		Year Ended December 31, 2023
(in millions)	Low	High	Low	High
Forecasted loss from operations	$(29.1)	$(28.1)	$(76.8)	$(71.8)
Forecasted stock-based compensation	35.0	35.0	150.5	150.5
Forecasted amortization of acquired intangible assets	3.1	3.1	12.3	12.3
Forecasted non-GAAP income from operations	$9.0	$10.0	$86.0	$91.0

Forecasted Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ended March 31, 2023		Year Ended December 31, 2023
(in millions, except per share data)	Low	High	Low	High
Forecasted net loss(1)	$(36.1)	$(35.1)	$(102.9)	$(97.9)
Forecasted stock-based compensation	35.0	35.0	150.5	150.5
Forecasted tax impact of stock-based compensation	1.0	1.0	3.1	3.1
Forecasted amortization of acquired intangible assets	3.1	3.1	12.3	12.3
Forecasted non-GAAP net income	$3.0	$4.0	$63.0	$68.0

Forecasted net loss per share, diluted(1)	$(0.32)	$(0.31)	$(0.89)	$(0.85)
Forecasted stock-based compensation	0.31	0.31	1.30	1.30
Forecasted tax impact of stock-based compensation	0.01	0.01	0.03	0.03
Forecasted amortization of acquired intangible assets	0.03	0.03	0.11	0.11
Adjustment to diluted earnings per share(2)	(0.01)	(0.01)	(0.03)	(0.03)
Forecasted non-GAAP earnings per share, diluted	$0.02	$0.03	$0.52	$0.56

Forecasted weighted-average shares used to compute GAAP net loss per share, diluted	114.0	114.0	115.5	115.5
Forecasted weighted-average shares used to compute non-GAAP earnings per share, diluted	120.0	120.0	122.0	122.0
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(1)    The forecasted GAAP net loss assumes income tax expense of $3.1 million and $12.4 million in the three months ending March 31, 2023 and year ending December 31, 2023, respectively.
(2)    Adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Forecasted Free Cash Flow and Unlevered Free Cash Flow	Year Ended December 31, 2023
(in millions)	Low	High
Forecasted net cash provided by operating activities	$152.5	$157.5
Forecasted purchases of property and equipment	(6.0)	(6.0)
Forecasted capitalized software development costs	(3.0)	(3.0)
Forecasted free cash flow	143.5	148.5
Forecasted cash paid for interest and other financing costs	31.5	31.5
Forecasted unlevered free cash flow	$175.0	$180.0